Exhibit 99.1

Energy Vault Announces Upsize and Pricing of $140 Million Convertible Senior Notes Offering

WESTLAKE VILLAGE, Calif., February 11, 2026 - Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault”), a leader in sustainable, grid-scale energy storage solutions, today announced the pricing of $140.0 million aggregate principal amount of 5.250% convertible senior notes due 2031 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $125.0 million aggregate principal amount of Notes. Energy Vault also granted the initial purchasers of the Notes an option to purchase, for settlement within a 13-day period, beginning on, and including, the date on which the Notes are first issued, up to an additional $20.0 million aggregate principal amount of the Notes. The sale of the Notes to the initial purchasers is expected to settle on February 17, 2026, subject to customary closing conditions, and Energy Vault estimates that it will receive approximately $135.5 million in net proceeds (or $154.8 million if the initial purchasers exercise their option to purchase additional Notes in full) before deducting fees and estimated expenses payable by Energy Vault.

The Notes

The Notes will bear interest at a rate of 5.250% per year. Interest will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2026. The Notes will mature on March 1, 2031, unless earlier converted, redeemed or repurchased in accordance with their terms. Energy Vault may not redeem the Notes prior to March 5, 2029. Energy Vault may redeem for cash all or part of the Notes, at its option, on or after March 5, 2029, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Energy Vault provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption with respect to all or a part of the Notes, the Company will, in certain circumstances, increase the conversion rate for noteholders who elect to convert their Notes in connection with such corporate event or notice of redemption.

The initial conversion rate for the Notes is 193.1807 shares of the Company’s common stock per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of approximately $5.18 per share of the Company’s common stock). The initial conversion price represents a premium of approximately 27.5% over the last reported sale price of the Company’s common stock on the New York Stock Exchange of $4.06 per share on February 11, 2026. Upon conversion, the Notes will be settled in cash, shares of the Company’s common stock or a combination thereof, at the Company’s election.

The Company expects to use the net proceeds from the offering to fund the cost of entering into capped call transactions described below, redeem $35.0 million to $45.0 million in aggregate principal amount of the senior unsecured convertible debentures issued to YA II PN, Ltd., and the remainder for general corporate purposes, which may include, among other things, the repayment of additional indebtedness and funding growth initiatives. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to use the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the option counterparties and the remainder for general corporate purposes.

Capped Call Transactions

In connection with the pricing of the Notes, Energy Vault entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and another financial institution (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of Energy Vault’s common stock initially underlying the Notes. If the initial purchasers exercise their option to purchase additional Notes, then Energy Vault expects to enter into additional capped call transactions with the option counterparties, and will use a portion of the additional net proceeds to fund the cost of such additional capped call transactions (and the remainder for the same purposes as described above).

The cap price of the capped call transactions will initially be $8.12 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock on the New York Stock Exchange of $4.06 per share on February 11, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce a potential dilution to Energy Vault’s common stock upon any conversion of the Notes and/or offset any cash payments Energy Vault is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to customary anti-dilution adjustments. If, however, the market price per share of Energy Vault’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Energy Vault’s common stock and/or purchase shares of Energy Vault’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Energy Vault’s common stock or the Notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Energy Vault’s common stock and/or purchasing or selling Energy Vault’s common stock or other securities of Energy Vault in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) during the 60 trading day period beginning on the 61st scheduled trading day prior to the maturity date of the Notes or (y) to the extent Energy Vault exercises the relevant termination election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Energy Vault’s common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares of common stock, if any, and value of the consideration that noteholders will receive upon conversion of the Notes.

Notices

This press release does not and shall not constitute an offer to sell nor a solicitation of an offer to buy the Notes or shares of the Company’s common stock, nor shall there be any offer, solicitation or sale of the Notes or such common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of an offering memorandum.

The Notes and any shares of the Company’s common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The offering of the Notes is being made only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act.

About Energy Vault, Inc.

Energy Vault® develops, deploys and operates utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary battery, gravity and green hydrogen energy storage technologies supporting a variety of customer use cases delivering safe and reliable energy system dispatching and optimization. Each storage solution is supported by the Company’s technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short, long and multi-day/ultra-long duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Since 2024, Energy Vault has executed an “Own & Operate” asset management strategy developed to generate predictable, recurring and high margin tolling revenue streams, positioning the Company for continued growth in the rapidly evolving energy storage asset infrastructure market.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements we make regarding our anticipated use of net proceeds from the Notes offering and the terms and size of the Notes offering, including the consummation of the closing of the Notes offering. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ from those expressed or implied by the forward-looking statements. These risks include, but are not limited to our ability to complete the Notes offering and capped call transactions on favorable terms, if at all, and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 1, 2025, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

Contacts

Media

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Investors

energyvaultIR@icrinc.com